Execution Version

FORBEARANCE AGREEMENT

THIS FORBEARANCE AGREEMENT, dated as of July 6, 2018, is entered into and between by and between Super G Capital, LLC, a Delaware limited liability company (“Lender”), Precision Opinion, Inc., a Nevada corporation (“Borrower”), and James T. Medick, an individual residing at 2482 Hollow Rock Road, Las Vegas, NV 89135 (“Guarantor”). Borrower and Guarantor are sometimes referred to herein, as the “Credit Parties”.

W I T N E S S E T H:

WHEREAS, the Lender and the Borrower are parties to (i) that certain Business Loan & Security Agreement, dated as of September 13, 2017 (as amended, restated, supplemented or modified from time to time, the “Loan Agreement”) by and between Lender and Borrower; and (ii) all other instruments, agreements and other documents executed or delivered in connection therewith (each as amended or otherwise modified, and collectively with the Loan Agreement, the “Loan Documents”);

WHEREAS, each of the Credit Parties acknowledges that (i) Borrower has failed to repay the Obligations in accordance with the terms of the Payment Schedule set forth in the Loan Agreement; and (ii) a default or Event of Default has occurred under the Heritage Loan Documents and is continuing as of the date hereof (each of the actions and omissions of Borrower and other occurrences described in the forgoing clauses (i) through (ii) a “Specified Default” and collectively, the “Specified Defaults”);

WHEREAS, as a result of the occurrence of the Specified Defaults each of the Credit Parties has requested that Lender forbear from exercising its rights and remedies under the Loan Agreement, the other Loan Documents, and applicable law arising in connection with the Specified Defaults;

WHEREAS, Lender is willing to agree to so forbear, subject to the terms and on the conditions set forth herein; and

WHEREAS, by this Forbearance Agreement, Lender and the Credit Parties desire and intend to evidence such forbearance and amendments.

NOW THEREFORE, in consideration of the foregoing and the mutual agreements and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. DEFINITIONS.

1.1 Existing Definitions. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Loan Agreement.

1.2 Additional Definitions. As used herein, the following terms shall have the respective meanings given to them below, and the Loan Agreement shall be deemed and is hereby amended to include, in addition to and not in limitation of all other definitions, each of the following defined terms in appropriate alphabetical and numerical order:

(a) “Forbearance Agreement” means this Forbearance Agreement dated as of July 6, 2018, entered into by and among Borrower, Guarantor and Lender, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced in accordance with the terms and conditions contained therein.

(b) “Forbearance Effective Date” means the date on all of the conditions precedent set forth in Section 8.1 of this Forbearance Agreement have been satisfied, waived, or the time for satisfaction extended in writing by Lender.

(c) “Forbearance Period” means the period from the Forbearance Effective Date to the Forbearance Termination Date.

(d) “Forbearance Termination Date” means the earlier of (i) (ii) the date on which any Termination Event occurs.

(e) “Termination Event” shall have the meaning set forth in Section of this Forbearance Agreement.

SECTION 2. ACKNOWLEDGMENTS.

2.1 Acknowledgment of Obligations. Each of the Credit Parties hereby acknowledges, confirms and agrees that (a) Borrower is indebted to Lender under the Loan Agreement, as of the close of business on July 5, 2018 in an aggregate principal amount that is not less than $1,815,000.00 in respect of Obligations arising under the Loan Agreement; (b) such amount, together with all interest accrued and accruing thereon, and all fees, costs, expenses and other charges relating thereto, are unconditionally owing by Borrower to Lender, without offset, defense or counterclaim of any kind, nature or description whatsoever, and (c) its obligation and liability for the payment and performance of all other Obligations pursuant to the Loan Agreement and other Loan Documents is unconditionally owing to Lender without offset, defense or counterclaim of any kind, nature or description whatsoever.

2.2 Acknowledgment of Security Interests. Each of the Credit Parties hereby acknowledges, confirms and agrees that Lender has, and shall continue to have, valid, enforceable and perfected liens upon and security interests in all assets and properties of Borrower.

2.3 Binding Effect of Documents. Each of the Credit Parties hereby acknowledges, confirms and agrees that: (a) each Financing Document to which Borrower or Guarantor is a party has been duly executed and delivered by such Credit Party to Lender and is in full force and effect as of the date hereof; (b) the agreements and obligations of such Credit Party contained in the Loan Documents constitute the legal, valid and binding obligations of such Credit Party, enforceable against such Credit Party in accordance with the terms thereof, and such Credit Party has no valid defense to the enforcement of such obligations as of the date hereof; and (c) Lender is and shall be entitled to all of the rights, remedies and benefits provided for in the Loan Documents.

SECTION 3. FORBEARANCE.

3.1 Acknowledgment of Specified Defaults. Each of the Credit Parties hereby acknowledges, confirms and agrees that (a) each Specified Default has occurred; (b) each Specified Default constitutes an Event of Default under the Loan Agreement; and (c) in the absence of this Forbearance Agreement, the occurrence of any of the Specified Defaults entitles Lender to exercise its rights and remedies under the Loan Agreement, other Loan Documents, applicable law and otherwise, including, without limitation, the right to declare all Obligations to be immediately due and payable.

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3.2 Forbearance.

(a) In reliance upon the representations, warranties and covenants of the Credit Parties contained in this Forbearance Agreement, and subject to the terms and conditions of this Forbearance Agreement, Lender agrees that, subject to the terms and conditions contained herein, during the Forbearance Period, Lender shall forbear from exercising any of its rights and remedies arising under the Loan Documents or applicable law solely as a result of the occurrence of the Specified Defaults.

(b) Upon the Forbearance Termination Date, the agreement of Lender to forbear with respect to the Specified Defaults shall automatically and without further action terminate and be of no force and effect, it being understood and agreed that the effect of such termination will be to permit Lender to immediately exercise, without any further notice or forbearance of any kind, all of its rights and remedies under the Loan Agreement and other Loan Documents, applicable law or otherwise with respect to the Specified Defaults or any other default or Event of Default which shall exist or shall have occurred and be continuing at such time, including without limitation, the right to require immediate payment in full in cash of all Obligations.

(c) No termination of the Loan Documents shall relieve or discharge Borrower of its duties, covenants and obligations under the Loan Documents until all Obligations have been indefeasibly paid and satisfied in full in immediately available funds on terms and conditions acceptable to Lender. Borrower hereby expressly waives any right to receive notification under Section 9-611 of the UCC or otherwise of any disposition of any collateral by Lender or its designee, and waives any rights under Sections 9-620(e) and 9-623 of the UCC.

3.3 No Waiver; Reservation of Rights.

(a) Lender has not waived, is not by this Forbearance Agreement waiving and has no intention of waiving the Specified Defaults or any other default or Event of Default that has occurred as of the date hereof, that may be continuing as of the date hereof or that may occur after the date hereof, regardless of whether any such defaults or Events of Default are the same or similar to the Specified Defaults. Except with respect to the Specified Defaults to the extent expressly set forth in Section 3.2 above, Lender has not agreed to forbear from exercising any of its rights or remedies concerning any default or Event of Default that may have occurred as of the date hereof, that may be continuing as of the date hereof or that may occur after the date hereof, regardless of whether Lender is aware or has reason to be aware of any such additional default or Event of Default.

(b) Lender, subject to Section 3.2 above, reserves the right to exercise any or all of its rights and remedies under the Loan Agreement, other Loan Documents or otherwise as a result of any default or Event of Default that may be continuing on the date hereof or that may occur after the date hereof. Each of the Credit Parties acknowledges that Lender has not waived any of such rights or remedies and nothing in this Forbearance Agreement, nor any delay on Lender’s part in exercising any such rights or remedies, should be construed as a waiver of any such rights or remedies.

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SECTION 4. TERMINATION EVENTS.

Each of the following shall constitute a “Termination Event”:

4.1 the occurrence of a default or Event of Default under the Loan Agreement or any of the other Loan Documents, other than the Specified Defaults;

4.2 any representation or warranty made or deemed made by any of the Credit Parties herein or which is contained in any certificate, document or financial or other statement furnished by any of the Credit Parties at any time under or in connection with this Forbearance Agreement shall prove to have been inaccurate in any material respect on or as of the date made or deemed made;

4.3 any of the Credit Parties shall default in the observance or performance of any covenant, obligation, or agreement contained in this Forbearance Agreement;

4.4 the commencement of any action or proceeding against Lender by any of the Credit Parties or any entity controlled by or under common control with any of the Credit Parties; and

4.5 the occurrence of any event which could reasonably be expected to result in an adverse change in any of the Credit Parties’ financial condition or operations or in any Borrower’s business prospects.

SECTION 5. REPRESENTATIONS, WARRANTIES AND COVENANTS.

Each of the Credit Parties represents, warrants and covenants with and to Lender, in addition to the continuing covenants and agreements made by the Credit Parties to Lender pursuant to the other Loan Documents, as follows (which representations, warranties and covenants are continuing and shall survive the execution and delivery hereof):

5.1 Authorization, Execution and Delivery. This Forbearance Agreement has been duly authorized, executed and delivered by all necessary action on the part of each of the Credit Parties, and, if necessary, its respective equity holders and is in full force and effect as of the date hereof, and the agreements and obligations of each of the Credit Parties contained herein constitute legal, valid and binding obligations of each of the Credit Parties, enforceable against such Credit Party in accordance with its terms;

5.2 Accuracy of Existing Representations and Warranties. All of the representations and warranties set forth in the Loan Documents, each as amended hereby, are true and correct in all material respects on and as of the date hereof as if made on the date hereof, except to the extent any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct in all material respects as of such date; provided that any such representations or warranties made as of the Closing Date shall be true and correct in all material respects as of the Forbearance Effective Date;

5.3 No Default. No default, as of the date hereof, exists or has occurred and is continuing other than the Specified Defaults;

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5.4 Additional Defaults. The parties hereto acknowledge, confirm and agree that any misrepresentation by any of the Credit Parties, or any failure of any of the Credit Parties to comply with the covenants, conditions and agreements contained in this Forbearance Agreement or in any other agreement, document or instrument at any time executed and/or delivered by any of the Credit Parties with, to or in favor of Lender shall constitute a default and Event of Default under the Loan Agreement and the other Loan Documents, and shall not be subject to any cure or grace period.

5.5 Payments to Lender. Borrower hereby respresents, covenants and agrees that:

(a) On or before August 15, 2018, Borrower shall pay to Lender an amount (the “Required Payment Amount”) equal to the sum of (i) $240,000, plus (ii) any other repayments, fees, interest or other amounts that are due or that may become due and payable during the period commencing on the Forbearance Effective Date and terminating on August 15, 2018 (exclusive of the additional 5% interest charge set forth in Section 2.3 of the Loan Agreement); provided that if Lender receives payment of the Required Payment Amount on or before August 15, 2018, then Lender shall waive its right to demand payment of the additional 5% interest charge that is otherwise applicable to the outstanding Obligations in accordance with Section 2.3 of the Loan Agreement.

(b) If Borrower fails to make payment of the Required Payment Amount to Lender on or before August 15, 2018, then Borrower shall pay to Lender an additional late fee in the amount of $50,000, which fee shall become fully earned, due and payable at 4:00 p.m. (Eastern Time) on August 15, 2018.

SECTION 6. RELEASE AND OTHER MATTERS.

6.1 Release.

(a) In consideration of the agreements of Lender contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each of the Credit Parties, on behalf of itself and its respective successors, assigns and other legal representatives, hereby absolutely, unconditionally and irrevocably release, remise and forever discharge Lender, its successors and assigns, and its and its respective present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (Lender and all such other parties being hereinafter referred to collectively as the “Releasees” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever (individually, a “Claim” and collectively, “Claims”) of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, which each of the Credit Parties, or its respective successors, assigns or other legal representatives, may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any nature, cause or thing whatsoever which arises at any time on or prior to the day and date of this Forbearance Agreement, in connection with the Loan Agreement or any other Loan Documents, in each case, as amended and supplemented through the date hereof.

(b) Each of the Credit Parties understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.

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(c) Each of the Credit Parties agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final and unconditional nature of the release set forth above.

6.2 Covenant Not to Sue.

(a) Each Credit Party hereby absolutely and unconditionally releases and forever discharges Lender, and any and all of its respective participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing (each a “Released Party”), from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which any Credit Party has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown. It is the intention of each Credit Party in providing this release that the same shall be effective as a bar to each and every claim, demand and cause of action specified, and in furtherance of this intention it waives and relinquishes all rights and benefits under Section 1542 of the Civil Code of the State of California (or any comparable provision of any other applicable law), which provides:

“A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him might have materially affected his settlement with the debtor.”

Each Credit Party acknowledges that it may hereafter discover facts different from or in addition to those now known or believed to be true with respect to such claims, demands, or causes of action and agree that this instrument shall be and remain effective in all respects notwithstanding any such differences or additional facts. Each Credit Party understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.

(b) Each Credit Party, on behalf of itself and its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably, covenants and agrees with and in favor of each Released Party above that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Released Party on the basis of any claim released, remised and discharged by any Credit Party pursuant to the above release. If any Credit Party or any of its successors, assigns or other legal representatives violates the foregoing covenant, such Credit Party, for itself and its successors, assigns and legal representatives, agrees to pay, in addition to such other damages as any Released Party may sustain as a result of such violation, all attorneys’ fees and costs incurred by such Released Party as a result of such violation.

6.3 Waiver of Automatic Stay. In the event that any of the Credit Parties files a petition under the United States Bankruptcy Code or under any other similar federal or state law, each of the Credit Parties unconditionally and irrevocably agree that Lender shall be entitled, and each of the Credit Parties hereby unconditionally and irrevocably consents, to relief from the automatic stay or any other statutory restraint so as to allow Lender to exercise its rights under the Loan Agreement and the other Loan Documents with respect to the assets of each of the Credit Parties, including, without limitation, taking possession of the Collateral, foreclosing Lender’s liens on its Collateral or otherwise exercising rights and remedies with respect to the Collateral. In such event, each of the Credit Parties hereby agrees that it shall not in any manner oppose or otherwise delay any motion filed by Lender for relief from the automatic stay or any other statutory restraint.

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6.4 Waiver of Statutory Provisions. EACH OF THE CREDIT PARTIES HEREBY EXPLICITLY WAIVES ALL RIGHTS UNDER AND ANY BENEFITS OF ANY COMMON LAW OR STATUTORY RULE OR PRINCIPLE WITH RESPECT TO THE RELEASE OF SUCH CLAIMS. EACH OF THE CREDIT PARTIES AGREES THAT NO SUCH COMMON LAW OR STATUTORY RULE OR PRINCIPLE SHALL AFFECT THE VALIDITY OR SCOPE OR ANY OTHER ASPECT OF THIS MUTUAL RELEASE.

SECTION 7. Forbearance & Amendment Fee.

7.1 As part of the consideration for (i) Lender’s agreement to forbear from exercising their respective rights and remedies under the Loan Agreement and other Loan Documents; and (ii) certain other terms of this Forbearance Agreement, in addition to, and not in limitation of, any other fee paid or payable to Lender under any of the Loan Documents at any time, Borrower shall pay to Lender, a forbearance fee in the amount of $25,000, which fee is fully earned on the date hereof and nonrefundable (the “Forbearance Fee”); provided that as an accommodation to Borrower, the Forbearance Fee shall be paid to Lender on the earlier of (x) the Forbearance Termination Date, and (y) August 15, 2018.

SECTION 8. Conditions to Effectiveness

8.1 The provisions contained in Section 3.2 herein shall be effective only upon the satisfaction of each of the following conditions precedent, in a manner satisfactory to Lender, or otherwise waived by Lender in its sole discretion:

(a) the receipt by Lender, in form and substance satisfactory to Lender, of an original (or faxed or electronic copy) of this Forbearance Agreement, duly authorized, executed and delivered by Borrower;

(b) receipt by Lender of payment from Borrower of all costs and expenses, including, without limitation, all legal fees and expenses, incurred by Lender in the structuring, negotiation, arrangement and/or preparation of this Forbearance Agreement and the agreements, documents and/or instruments in connection herewith or contemplated hereby;

(c) the receipt by Lender, in form and substance satisfactory to Lender, of an original (or faxed or electronic copy) of that certain forbearance agreement dated on or about the date hereof, by and between Heritage and Borrower, duly authorized, executed and delivered by each of the parties thereto;

(d) all of the representations and warranties contained in this Forbearance Agreement, the Loan Agreement and each of the other Loan Documents, as amended hereby, shall be true and correct in all material respects after giving effect to this Forbearance Agreement, except to the extent that any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct as of such date; and

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(e) after giving effect to the provisions of this Forbearance Agreement, no default, or Event of Default shall exist or shall have occurred and be continuing.

SECTION 9. PROVISIONS OF GENERAL APPLICATION.

9.1 Effect of this Forbearance Agreement. Except as expressly set forth herein, no other changes or modifications to the Loan Agreement or any of the other Loan Documents are intended or implied, and in all other respects the Loan Documents are hereby specifically ratified, restated and confirmed by all parties hereto as of the date hereof. This Forbearance Agreement and any instruments or documents delivered or to be delivered in connection herewith, represent the entire agreement and understanding concerning the subject matter hereof and thereof between the parties hereto, and supersede all other prior agreements, understandings, negotiations and discussions, representations, warranties, commitments, proposals, offers and contracts concerning the subject matter hereof, whether oral or written. To the extent of conflict between the terms of this Forbearance Agreement and the other Loan Documents, the terms of this Forbearance Agreement shall control. The Loan Agreement and this Forbearance Agreement shall be read and construed as one agreement.

9.2 Amendments. This Forbearance Agreement may not be waived, amended or modified except pursuant to an agreement in writing entered into by the Borrower and the Lender.

9.3 Binding Agreement; No Third Party Beneficiaries. This Forbearance Agreement shall be binding upon and inure to the benefit of each of the parties hereto and its respective successors and assigns. This Forbearance Agreement is solely for the benefit of Lender and the Credit Parties and each of their respective successors and assigns, and no other person shall have any right, benefit, priority or interest under, or because of the existence of, this Forbearance Agreement.

9.4 Costs and Expenses. In addition to all other fees and expenses payable by Borrowers to Lender under the Loan Documents or otherwise, Borrower shall reimburse Lender for all costs and expenses including, without limitation, all legal fees and expenses incurred by Lender in the structuring, negotiation, arrangement and/or preparation of this Forbearance Agreement and the agreements, documents and/or instruments in connection herewith or contemplated hereby.

9.5 Further Assurances. The parties hereto shall execute and deliver such additional documents and take such additional action as may be reasonably necessary or desirable to effectuate the provisions and purposes of this Forbearance Agreement, including without limitation any additional documentation to evidence or perfect Lender’s liens in the assets of the Credit Parties.

9.6 No Duress. This Forbearance Agreement has been entered into without force or duress, of the free will of each Credit Party. Each Credit Party’s decision to enter into this Forbearance Agreement is a fully informed decision and such Credit Party is aware of all legal and other ramifications of such decision.

9.7 Counsel. Each Credit Party has read and understands this Forbearance Agreement, has consulted with and been represented by legal counsel in connection herewith, and has been advised by its counsel of its rights and obligations hereunder and thereunder.

9.8 Governing Law. The validity, interpretation and enforcement of this Forbearance Agreement and any dispute arising out of the relationship between the parties hereto whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of California but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of California.

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9.9 Waiver of Jury Trial. To the fullest extent permitted by applicable law, each of the Credit Parties hereby irrevocably waives any right to trial by jury of any claim, demand, action or cause of action arising under this agreement or in any way connected with or related or incidental to the dealings of the parties hereto in respect of this agreement or the transactions contemplated hereby, in each instance whether now existing or hereafter arising and whether in contract, tort, equity or otherwise.

9.10 Headings. The headings listed herein are for convenience only and do not constitute matters to be construed in interpreting this Forbearance Agreement.

9.11 Counterparts. This Forbearance Agreement may be executed in any number of counterparts, but all of such counterparts shall together constitute but one and the same agreement. In making proof of this Forbearance Agreement, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto. Delivery of an executed counterpart of this Forbearance Agreement by telecopier or other electronic method of transmission shall have the same force and effect as delivery of an original executed counterpart of this Forbearance Agreement. Any party delivering an executed counterpart of this Forbearance Agreement by telecopier or other electronic method of transmission also shall deliver an original executed counterpart of this Forbearance Agreement, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Forbearance Agreement as to such party or any other party.

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IN WITNESS WHEREOF, the parties hereto have caused this Forbearance Agreement to be duly executed and delivered by its authorized officers as of the day and year first above written.

LENDER:

SUPER G CAPITAL, LLC, a Delaware limited liability company

By:	/s/ Marc Cole
Name:	Marc Cole
Title:	Chief Financial Officer

BORROWER:

PRECISION OPINION, INC., a Nevada corporation

By:	/s/ James T. Medick
Name:	James T. Medick
Title:	President

Guarantor:

/s/ James T. Medick
James T. Medick, individually

Address:
2482 Hollow Rock Road
Las Vegas, NV 89135

Signature Page to Forbearance Agreement

GUARANTOR’s REAFFIRMATION AND CONSENT

All capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to them in that certain Business Loan & Security Agreement, dated as of September 13, 2017 (as amended, restated, supplemented or otherwise modified, the “Loan Agreement”), by and between SUPER G CAPITAL, LLC (“Lender”) and PRECISION OPINION, INC., a Nevada corporation (“Borrower”), or in that certain Forbearance Agreement, dated as of July 6, 2018 (the “Forbearance Agreement”), by and between Lender and Borrower. The undersigned hereby (a) represents and warrants to Lender that the execution, delivery, and performance of this Reaffirmation and Consent are within his powers, are not in contravention of any law, rule, or regulation, or any order, judgment, decree, writ, injunction, or award of any arbitrator, court, or governmental authority, or of any contract or undertaking to which he is a party or by which any of his properties may be bound or affected; (b) consents to the transactions contemplated by the Forbearance Agreement; (c) acknowledges and reaffirms his obligations owing to the Lender under any Loan Documents to which he is a party (including without limitation the Guaranty and Suretyship Agreement, dated as of September 13, 2017 (the “Guaranty”), executed by the undersigned, in connection with the execution of the Loan Agreement); and (d) agrees that each of the Loan Documents (including without limitation the Guaranty and Suretyship Agreement) to which he is a party is and shall remain in full force and effect. Although the undersigned has been informed of the matters set forth herein and has acknowledged and agreed to same, he understands that the Lender has no obligations to inform him of such matters in the future or to seek his acknowledgment or agreement to future amendments, and nothing herein shall create such a duty. Delivery of an executed counterpart of this Reaffirmation and Consent by telefacsimile or electronic pdf file shall be equally as effective as delivery of an original executed counterpart of this Reaffirmation and Consent. Any party delivering an executed counterpart of this Reaffirmation and Consent by telefacsimile or electronic pdf file also shall deliver an original executed counterpart of this Reaffirmation and Consent but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Reaffirmation and Consent. This Reaffirmation and Consent shall be governed by the laws of the State of California.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has caused this Reaffirmation and Consent to be executed as of the date of the Forbearance Agreement.

/s/ James T. Medick
James T. Medick

Address:
2482 Hollow Rock Road
Las Vegas, NV 89135

Signature Page to Guarantor’s Reaffirmation and Consent